SCHEDULE 14A
                                 (Rule 14a-101)

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]    Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]    Definitive Proxy Statement                 Commission Only (as permitted
[ ]    Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]    Soliciting Material Pursuant
         to Rule 14a-11(c) or Rule 14a-12


                         First South Africa Corp., Ltd.
                 ----------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                    ------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:


[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:


         (2)      Form, Schedule or Registration Statement No.:


         (3)      Filing Party:


         (4)      Date Filed:

                         FIRST SOUTH AFRICA CORP., LTD.
                         Clarendon House, Church Street
                             Hamilton HM II, Bermuda


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 29, 1999

                  NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders (the "Meeting") of First South Africa Corp., Ltd. (the "Company") will be held at the offices of Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, 18th Floor, New York, New York on Thursday, April 29, 1999, at 11:00 a.m., Eastern Daylight Savings Time, to consider and act upon the following matters:

         1. The election of four directors of the Company to serve as the Board of Directors until the next annual meeting of stockholders and until their successors are duly elected and qualified;


         2. A proposal to change the name of the Company to Leisureplanet Holdings, Ltd.;


         3. A proposal to ratify the action of the Board of Directors in appointing PricewaterhouseCoopers Inc as the Company's independent public accountants for the fiscal year ending June 30, 1999;

         4. The transaction of such other business as may properly come before the Meeting or any adjournment or postponement thereof.

                  Information regarding the matters to be acted upon at the Meeting is contained in the accompanying Proxy Statement.

                  The close of business on March 31, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting at 1211 Avenue of the Americas, New York, New York 10036.

                                          By Order of the Board of Directors,


                                          Dawna Ferguson,
                                          Secretary
Hamilton, Bermuda
April 1, 1999



It is important that your shares be represented at the Meeting. Each stockholder is urged to sign, date and return the enclosed form of proxy which is being solicited on behalf of the Board of Directors. An envelope addressed to the Company's transfer agent is enclosed for that purpose and needs no postage if mailed in the United States.
--------------------------------------------------------------------------------

                         FIRST SOUTH AFRICA CORP., LTD.
                         Clarendon House, Church Street
                             Hamilton HM II, Bermuda


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 29, 1999


                  This Proxy Statement is furnished to the holders of Common Stock, par value $.01 per share ("Common Stock"), and to the holders of Class B Common Stock, par value $.01 per share ("Class B Common Stock"), of First South Africa Corp., Ltd. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company ("Proxy" or "Proxies") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on Thursday, April 29, 1999, at 11:00 a.m., Eastern Daylight Savings Time, at the offices of Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, 18th Floor, New York, New York, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The approximate mailing date of this Proxy Statement is April 2, 1999.


                  The close of business on March 31, 1999 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. As of the Record Date, there were 5,166,832 shares of Common Stock outstanding and 946,589 shares of Class B Common Stock, which are the only classes of voting securities of the Company, issued and outstanding. Each share of Common Stock outstanding on the Record Date will be entitled to one vote on all matters to come before the Meeting. Each share of Class B Common Stock outstanding on the Record Date will be entitled to five votes on all matters to come before the Meeting. Cumulative voting is not permitted. A majority of the total issued voting shares in the Company, represented in person or by proxy, is required to constitute a quorum for the transaction of business. Proxies submitted which contain abstentions or broker nonvotes will be deemed present at the Meeting in determining the presence of a quorum.

                  The  affirmative  vote of a  majority  of the votes  cast,  in person or by proxy, at the Meeting will be required to elect each director (Proposal 1), to approve the change of the name of the Company to Leisureplanet Holdings, Ltd. (Proposal 2), and to ratify the appointment of PricewaterhouseCoopers Inc as the Company's independent public accountants for the Company's fiscal year ending June 30, 1999 (Proposal 3). Abstentions, broker non-votes and votes not otherwise cast at the Meeting will not be counted for the purpose of determining the outcome of the vote on Proposals 1, 2 and 3. The Board of Directors has unanimously recommended a vote in favor of each nominee named in the Proxy and FOR Proposals 2 and 3.


                  Unless otherwise specified, all Proxies received will be voted for the election of all nominees named herein to serve as directors and in favor of each of the other proposals set forth in the accompanying Notice of Annual Meeting of Stockholders and described below. A Proxy may be revoked at any time before its exercise by delivering written notice of revocation to the Secretary of the Company, by executing a proxy bearing a later date or by attendance at the Meeting and electing to vote in person. Attendance at the Meeting without voting in person will not constitute revocation of a Proxy.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


                  The following table sets forth, as of March 31, 1999, certain information as to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own more than five percent (5%) of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table herein under "Executive Compensation" and (iv) all directors and executive officers of the Company as a group.

                                   Amount and Nature of Beneficial Ownership (1)


                                                                       Class B
Name and Address of                                                    Common             Percentage of      Percentage of Voting
Beneficial Shareholder                   Common Stock                 Stock (2)          Ownership(1)(3)         Power (1)(3)
----------------------                   ------------                 ---------          ---------------         ------------

Michael Levy...................           114,810(4)                 606,589(5)               11.8%                 31.7%
9511 West River Street
Shiller Park, IL 60176

Clive Kabatznik................           290,000(6)                   190,000                7.5%                  12.2%
2665 S. Bayshore
Suite 702
Coconut Grove, FL 37137

FSA Stock Trust................           383,523(7)                      0                   6.3%                   3.9%
9511 West River Street
Shiller Park, IL  60176

Cornelius J. Roodt.............           135,000(8)                      0                   2.2%                   1.3%
P.O. Box 4001
Kempton Park
South Africa

BT Global Credit Limited . . .           1,626,754(9)                     0                   21.0%                 14.1%
c/o Bankers Trust
Luxembourg S.A.
P.O. Box 807
14 Boulevard F.D. Roosevelt
L-2540 Luxembourg
Luxembourg

First Wilshire Securities
Management Inc.................          442,600(10)                      0                   7.2%                    0%
600 South Lake Street
Suite 100
Pasadena, CA 91106-3955

All executive officers and               539,810(11)                   796,589                20.4%                 43.7%
directors as a group (3 persons)


(1) Beneficial ownership is calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). As of March 31, 1999, 5,166,832 shares of Common Stock and 946,589 shares of Class B Common Stock were outstanding. Shares subject to stock options, for purposes of this table, are considered beneficially owned only to the extent currently exercisable or exercisable within 60 days after March 31, 1999. Shares subject to stock options are considered outstanding only for the purpose of computing percentage of ownership or percentage of voting power of the optionee if such stock options were exercised, but (except for the calculation of ownership or voting power percentages of all directors and executive officers as a group) are not considered outstanding for the purpose of computing the percentage of ownership or percentage of voting power of any other person.


(2) Except as otherwise indicated, each of the parties listed has sole voting and investment power with respect to all shares of Class B Common Stock indicated below.

(3) For the purposes of this calculation, the Common Stock and the Class B Common Stock are treated as a single class of Common Stock. The Class B Common Stock is entitled to five votes per share, whereas the Common Stock is entitled to one vote per share.

(4) Includes (i) 20,000 shares of Common Stock issuable upon exercise of options that are immediately exercisable and (ii) 94,810 shares of Common Stock issued to the American Stock Transfer & Trust Company (the "FSAH Escrow Agent") for which Mr. Levy has been granted a voting proxy.

(5) Includes (i) 570,137 shares of Class B Common Stock and (ii) 36,452 shares of Class B Common Stock issued to the FSAH Escrow Agent pursuant to the terms of the FSAH Escrow Agreement, which shares correspond to a like number of shares of FSAH Class B Stock purchased by Mr. Levy upon the closing of the Europair acquisition.

(6) Includes 290,000 shares of Common Stock issuable upon exercise of options that are immediately exercisable.

(7)      Includes 383,523 shares of Common Stock.

(8) Includes 135,000 shares of Common Stock issuable upon exercise of options that are immediately exercisable.

(9) Includes (i) 1,368,421 shares of Common Stock issuable upon conversion of certain Increasing Rate Senior Subordinated Convertible Debentures and (ii) 258,333 shares of Common Stock issuable upon conversion of certain 9% Senior Subordinated Convertible Debentures.

(10) Based solely upon information contained in a Schedule 13G dated October 6, 1998 filed with the SEC. The Schedule 13G indicates that First Wilshire Securities Management, Inc. has sole dispositive power as to all shares listed but has no voting power with respect to such shares.

(11)     Represents   shares   issuable   upon  exercise  of  options  that  are
         immediately exercisable. Does not include 300,000 shares issuable upon exercise of options not exercisable within 60 days.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS
                  --------------------------------------------

                  At the Meeting, stockholders will elect four directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. Unless otherwise directed, all Proxies will be voted in favor of the election of Messrs. Levy, Kabatznik, Roodt and Garrick (collectively, the "nominees") to serve as directors upon their nomination at the Meeting. Of the four nominees, Messrs. Levy, Kabatznik and Roodt currently serve on the Board of Directors and their terms expire at the Meeting.

                  Each nominee has advised the Company of his willingness to serve as a director and the Company has no reason to expect that any of the nominees will be unable to stand for election at the date of the Meeting. In the event that a vacancy among the original nominees occurs prior to the Meeting, the Proxies will be voted for a substitute nominee or nominees, if any are named by the Board of Directors, and for the remaining nominees.

                  Pursuant to the Underwriting Agreement, dated January 24, 1996 by and among the Company, FSA Stock Trust and D.H. Blair Investment Banking Corp. (the "D.H. Blair") and executed with respect to certain provisions thereof by Messrs. Clive Kabatznik and Michael Levy, the Company is required to nominate a designee of D.H. Blair, the underwriter of the Company's IPO, to the Board of Directors for a period of five years from the date of the completion of the IPO. D.H. Blair has not yet selected such a designee.

Information About Nominees

                  The following table sets forth information regarding the nominees:


           Name        Age         Director Since               Positions with the Company
-------------------- --------   --------------------   --------------------------------------------

Michael Levy            53              1995           Chairman of the Board of Directors
Clive Kabatznik         42              1995           Vice Chairman of the Board of Directors,
                                                       Chief Executive Officer, President, Chief
                                                       Financial Officer, Controller and Director
Cornelius J. Roodt      40              1996           Director
George R. Garrick       47              --             Nominee for Director


                  All directors hold office until their respective successors are elected, or until death, resignation or removal. Officers hold office until the meeting of the Board of Directors following each Annual Meeting of Stockholders and until their successors have been chosen and qualified.

                  Michael Levy is a co-founder of the Company and has served as Chairman of the Board of Directors since the Company's inception. Since 1987, Mr. Levy has been the Chief Executive Officer and Chairman of the Board of Arpac L.P., a Chicago-based manufacturer of plastic packaging machinery.

                  Clive Kabatznik is a co-founder of the Company and has served as a director and its President since its inception and as its Vice Chairman, Chief Executive Officer and Chief Financial Officer since October 1995. Since June 1992, Mr. Kabatznik has served as President of Colonial Capital, Inc. a Miami-based investment banking Company that specializes in advising middle market companies in areas concerning mergers, acquisitions, private and public agency funding and debt placements.

                  Cornelius J. Roodt was appointed Managing Director and Chief Financial Officer of First South African Holdings (Pty) Ltd. ("FSAH"), on July 1, 1996. Mr. Roodt is responsible for overseeing all the activities of FSAH's operations in South Africa. From 1994 to 1996 Mr. Roodt was a senior partner at Price Waterhouse Corporate Finance, South Africa. From 1991 to 1994 he was an audit partner at Price Waterhouse, South Africa.

                  George R. Garrick has served as Chief Executive Officer and President of Flycast Communications Corporation ("Flycast") since joining Flycast in May 1998, has been a member of the Board of Directors of Flycast since June 1998 and has been Chairman of the Board of Flycast since January
1999. Flycast is a provider of Internet advertising solutions. From September 1997 until May 1998, Mr. Garrick owned and operated his own private venture and consulting company, G2 Ventures, Inc. From April 1997 until September 1997, Mr. Garrick served as Chief Marketing Officer for PowerAgent, Inc., an Internet media and marketing company. From March 1996 until April 1997, Mr. Garrick founded and operated NetROI LLC, an audience measurement software company. From November 1993 until March 1996, Mr. Garrick served as the President and Chief Executive Officer of Information Resources, Inc.-North America, a marketing measurement company. Other than the period from July through October 1993, when Mr. Garrick served as President and Chief Executive Officer of Nielsen Marketing Research U.S.A., a unit of A.C. Nielsen Co., Mr. Garrick served Information Resources, Inc. in various capacities from 1981 until his departure in March 1996. Mr. Garrick holds B.S. degrees in Mathematics and Engineering and an M.S. degree in Management from Purdue University.

Executive Officers and Key Employees

                  Clive Kabatznik is a co-founder of the Company and has served as a director and its President since its inception and as its Vice Chairman, Chief Executive Officer and Chief Financial Officer since October 1995. Please refer to "Information About Nominees" for more information regarding Mr. Kabatznik.

                  Dawna Ferguson, age 48, has been the Secretary of the Company since November 1998 and is an employee of Codan Services Limited and has been employed by such company as a Corporate Manager since November 1998. Prior to such time, from 1993 to 1998, Ms. Ferguson was General Manager of the Bermuda law firm Mello, Hollis, Jones & Martin.

                  Cornelius  J.  Roodt  is  the  Managing   Director  and  Chief
Financial Officer of FSAH. Please refer to "Information About Nominees" for more information regarding Mr. Roodt.

                  John Welch, age 50, is the founder of Piemans Pantry, a company he established in 1982, and Managing Director of Piemans Pantry since its acquisition by the Company in June 1996. His responsibilities include overall supervision of all aspects of the Piemans Pantry business.

                  Gerald S. Crossman, age 55, is the Group Finance Director of First SA Food Holdings Limited, a position he has held since 1997. From 1983 to 1996, Mr. Grossman served on the board and was responsible for group finance at Hunt Lechars and Hepburn Holdings Limited.

                  Mark J. Korb, age 31, has been the Group Finance Director of First SA Lifestyle Holdings Limited since April 1997. Prior to such time, from August 1993 to March 1997, Mr. Korb was an employee of PricewaterhouseCoopers Inc, as a Senior Audit Manager from July 1994 to March 1997 and a Manager from August 1993 to June 1994.

                  Pierre Kleinhans, age 38, is the founder of Leisure Planet, a business acquired by the Company in February 1999. Mr. Kleinhans has served in various capacities with the Leisure Planet business, including Chief Executive Officer since December 1997, Head of Business Development from January 1997 to December 1997, head of Corporate Strategy from March 1996 to December 1996 and Chief Executive Officer from 1993 to March 1996.

                  Bart Goedseels, age 31, has been the Chief Operating Officer of Leisure Planet since December 1997. Mr. Goedseels has also served as Director of Hotel Sales and Marketing from January 1997 to December 1997 and Head of International Hotel Recruitment from 1993 to January 1997.

Board Meetings and Committees

                  The Board of Directors is responsible for the management of the Company. During the fiscal year ended June 30, 1998, the Board of Directors held three meetings. Each incumbent director attended at least 75% of all meetings of the Board and committees on which the person served which were held during the year.

                  The Board of Directors has an Audit Committee (the "Audit Committee") and a Compensation Committee (the "Compensation Committee"). The Board of Directors has no executive committee. The Audit Committee is composed of Cornelius Roodt and Michael Levy. The Audit Committee is responsible for recommending annually to the Board of Directors the independent auditors to be retained by the Company, reviewing with the independent auditors the scope and results of the audit engagement and establishing and monitoring the Company's financial policies and control procedures. The Audit Committee met once during fiscal year ended June 30, 1998.

                  The Compensation Committee is currently composed of Michael Levy and will also include George Garrick if he is elected to the Company's
Board of Directors. These persons are intended to be non-employee directors within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Exchange Act. The Compensation Committee has power and authority with respect to all matters pertaining to compensation payable by the Company and the administration of employee benefits, deferred compensation and the stock option plans of the Company. The Compensation Committee did not meet during fiscal year ended June 30, 1998.

Compensation of Directors and Nominees

                  Except for Mr. Levy, directors of the Company do not receive fixed compensation for their services as directors other than options to purchase 10,000 shares of Common Stock granted to each non-employee director under the Company's 1995 Stock Option Plan. Mr. Levy receives an annual service fee of $60,000 and options to purchase 10,000 shares of Common Stock for every year of service as a director of the Company. However, directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties to the Company.

                  In February 1999, Mr. Garrick received options to purchase 25,000 shares of Common Stock, which options were immediately exercisable and had an exercise price of $1.00, as compensation for consulting services in connection with the company's Internet related activities and opportunities and in exchange for his agreement to be a nominee for the Board of Directors.

                             EXECUTIVE COMPENSATION

                  The following summary compensation table sets forth the aggregate compensation paid or accrued by the Company to its Chief Executive Officer and to the Managing Director and Chief Financial Officer of the Company's subsidiary, FSAH, during the fiscal years ended June 30, 1996, June 30, 1997 and June 30, 1998. Apart from Mr. Kabatznik, whose annual salary is $180,000, and Mr. Roodt, whose annual salary is $150,000, no other executive officer of the Company or any subsidiary of the Company received compensation in excess of $100,000.

Summary Compensation Table

                                           Annual Compensation                                 Long Term Compensation
                                      ---------------------------                     ----------------------------------
                                                                                                             Securities
                                                                                        Restricted           Underlying
Name and                     Fiscal                                   Other Annual         Stock               Stock
Principal Position            Year     Salary            Bonus        Compensation        Awards              Options
----------------------      --------  -----------     -----------   ----------------  ---------------      --------------
                                         $                 $

Clive Kabatznik,
President and Chief
Executive Officer             1998        180,000         170,509           ---            ---                5,000 (3)
                              1997        180,000         195,142           ---            ---              255,000 (2)
                              1996        135,000             ---           ---            ---              205,000 (1)
Cornelius J. Roodt,           1998        150,000         170,509           ---            ---                5,000 (3)
Managing Director
and Chief Financial           1997        150,000         195,142           ---            ---              255,000 (4)
Officer of First South
African Holdings
(Pty) Ltd.

-----------------

(1) Includes (i) options granted under the Company's 1995 Stock Option Plan to purchase 5,000 shares of Common Stock at an exercise price of $5.00 per share and (ii) non-plan options granted pursuant to the terms of a management contract entered into with the Company to purchase 200,000 shares of Common Stock at an exercise price of $5.00 per share.

(2) Includes (i) options granted under the Company's 1995 Stock Option Plan to purchase 5,000 shares of Common Stock at an exercise price of $3.75 per share and (ii) non-plan options granted by the Board of Directors to purchase 250,000 shares of Common Stock at an exercise price of $4.75 per share (of which 125,000 were immediately exercisable and 125,000 would become exercisable on June 24, 1999, if still employed by the Company on such date).

(3) Includes options granted under the Company's 1995 Stock Option Plan to purchase 5,000 shares of Common Stock at an exercise price of $6.00 per share.

(4) Includes (i) options granted under the Company's 1995 Stock Option Plan to purchase 5,000 shares of Common Stock at an exercise price of $3.75 per share and (ii) non-plan options granted by the Board of Directors to purchase 250,000 shares of Common Stock at an exercise price of $4.75 per share (of which 125,000 are immediately exercisable and 125,000 would become exercisable on June 24, 1999, if still employed by the Company on such date).

Options Granted in Fiscal 1998

                  The following table sets forth the details of options to purchase Common Stock granted by the Company to directors and executive officers of the Company during fiscal year ended June 30, 1998:

                                                   Options Granted
                                                                                                       Potential Realizable
                          Number of         Percent of Total           Per                            Value at Assumed Annual
                         Securities        Options Granted to         Share                             Rate of Stock Price
                         Underlying           Employees in          Exercise      Expiration               Appreciation
Name                       Options             Fiscal Year            Price          Date                 For Option Term
----------------------  -------------     ---------------------    -----------   -------------    -------------------------------
                                                                                                        5%               10%
                                                                                                  ------------    ---------------
Clive Kabatznik.......       5,000                12.50%          6.00          (1)                8,285             18,315
Michael Levy..........      10,000                25.00%          6.00          (1)               16,575             36,630
Charles S. Goodwin(2).      10,000                25.00%          6.00          (1)               16,575             36,630
Cornelius J. Roodt....       5,000                12.50%          6.00          (1)                8,285             18,315
Mfundiso J. Njeke(3)..      10,000                25.00%          6.00          (1)               16,575             36,630

-----------------
(1) Options granted will expire five years from the date granted and are immediately exercisable.

(2) Mr. Goodwin received options to acquire 10,000 shares of Common Stock for his services as a non- employee director of the Company. Mr. Goodwin resigned from the board in November, 1998.

(3) Mr. Njeke received options to acquire 10,000 shares of Common Stock for his services as a non-employee director of the Company. Mr. Njeke resigned from the board in November, 1998.

Aggregated  Option  Exercises  In Last  Fiscal Year And Fiscal  Year-End  Option
Values

                  No options were exercised by any of the above during fiscal year ended June 30, 1998.

                  The following table sets forth the number of shares of Common Stock underlying unexercised stock options granted by the Company to executive officers of the Company and the value of those options at June 30, 1998:


                                 Number of Securities Underlying
                                     Unexercised Options at          Value of Unexercised In the Money
                                         Fiscal Year-End               Options at Fiscal Year-End(1)
                                ---------------------------------  -------------------------------------
Name of Executive Officer         Exercisable      Unexercisable      Exercisable        Unexercisable
------------------------------  ----------------  ---------------  ------------------  -----------------
Clive Kabatznik                      290,000          175,000                   0                  0
Cornelius J. Roodt                   135,000          125,000                   0                  0

-----------------

(1) On June 30, 1998, the closing bid price for the Common Stock on the Nasdaq National Market was $4.1875. The value of each option is equal to the positive difference, if any, of such closing bid price over the exercise price of such option.


Employment Agreements

                  First South Africa Management ("FSAM"), the Company's management subsidiary, has entered into an Employment Agreement with Clive Kabatznik, the Vice Chairman, President and Chief Executive Officer of the Company and of FSAM. Under the terms of such agreement, Mr. Kabatznik shall devote substantially all of his business time, energies and abilities to the Company and its subsidiaries and shall receive an annual salary of $180,000 and options to purchase 55,000 shares of Common Stock at an exercise price of $5.00 per share. In addition, Mr. Kabatznik has been granted additional options to purchase 150,000 shares of Common Stock of the Company at the exercise price of $5.00 per share, exercisable after the seventh anniversary following the grant date, provided that vesting of such options will be accelerated as follows: (i) 50,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $.75 or more on a fiscal year basis, (ii) an additional 50,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $1.00 or more on a fiscal year basis, and
(iii) an additional 50,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $1.50 or more on a fiscal year basis. The options referred to in (i) and (ii) above have vested as a result of the Company's realization of the applicable earnings per share requirements. The Company intends, during the term of Mr. Kabatznik's employment agreement, to pay Mr. Kabatznik an annual incentive bonus of five percent of the Minimum Pretax Income (as provided in Mr. Kabatznik's employment agreement) above $4,000,000, as shall be reported in the Company's audited financial statements for each fiscal year in which Mr. Kabatznik is employed, exclusive of any extraordinary earnings or charges which would result from the release of the Earnout Escrow Shares. In November 1998, Mr. Kabatznik agreed to a non-competition agreement with FSAH, pursuant to which Mr. Kabatznik received 2,000,000 shares of First Lifestyle Holdings, Ltd. in exchange for such agreement.


                  FSAM entered into a consulting agreement with Mr. Levy, pursuant to which Mr. Levy served as a consultant to FSAM. The term of the agreement was for a period of three years until January 31, 1999. Mr. Levy's compensation for such consulting services was $60,000 per annum. FSAM is continuing to pay such sum on a monthly basis, in return for Mr. Levy's consulting services.


                  FSAH has entered into an Employment  Agreement  with Cornelius
J. Roodt, the Managing Director and Chairman of the Board of FSAH. Under the terms of such agreement, Mr. Roodt shall devote substantially all of his business time, energies and abilities to the Company and its subsidiaries and shall receive an annual salary of $150,000 and options to purchase 150,000 shares of FSAH Class B Stock at an exercise price of Rand 13.05 per share. Mr. Roodt's salary under his Employment Agreement shall be reviewed on an annual basis. In addition, the options to purchase 150,000 shares of FSAH Class B Stock are exercisable after the fifth anniversary following the grant date, provided that vesting of such options will be accelerated as follows: (i) 30,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $.75 or more on a fiscal year basis, (ii) an additional 50,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $1.00 or more on a fiscal year basis, and (iii) an additional 70,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $1.50 or more on a fiscal year basis. The options referred to in (i) and (ii) above have vested as a result of the Company's realization of the applicable earnings per share requirements. The Company intends, during the term of Mr. Roodt's employment agreement, to pay Mr. Roodt an annual incentive bonus of four percent of the Minimum Pretax Income (as provided in Mr. Roodt's employment agreement) above $5,000,000, as shall be reported in the Company's audited financial statements for each fiscal year in which Mr. Roodt is employed, exclusive of any extraordinary earnings or charges which would result from the release of the Earnout Escrow Shares. In November 1998, Mr. Roodt entered into a non-competition agreement with FSAH, pursuant to which Mr. Roodt received 2,000,000 shares of First Lifestyle Holdings, Ltd. in exchange for such agreement.


Stock Option Plan

                  The Board of Directors of the Company has adopted and the shareholders (prior to the Company's Initial Public Offering) approved the Company's 1995 Stock Option Plan (the "Stock Option Plan"). The Stock Option Plan provides for the grant of (i) options that are intended to qualify as incentive stock options (Incentive Stock Options) within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code") to key employees and (ii) options not intended to so qualify (Nonqualified Stock Options) to key employees (including directors and officers who are employees of the Company), and to directors and consultants who are not employees. The total number of shares of Common Stock for which options may be granted under the Stock Option Plan is 800,000 shares.

                  The Stock Option Plan is to be administered by the Compensation Committee of the Board of Directors. The Committee shall determine the terms of options exercised, including the exercise price, the number of shares subject to the option and the terms and conditions of exercise. No option granted under the Stock Option Plan is transferable by the optionee other than by will or the laws of descent and distribution and each option is exercisable during the lifetime of the optionee only by such optionee or his legal representatives.

                  The exercise price of Incentive Stock Options granted under the Stock Option Plan must be at least equal to the fair market value of such shares on the date of grant (110% of fair market value in the case of an optionee who owns or is deemed to own stock possessing more than 10% of the voting rights of the outstanding capital stock of the Company (or any of its subsidiaries). The term of each option granted pursuant to the Stock Option Plan shall be established by the Committee, in its sole discretion; provided, however, that the maximum term for each Incentive Stock Option granted pursuant to the Stock Option Plan is ten years (five years in the case of an optionee who owns or is deemed to own stock possessing more than 10% of the total combined voting power of the outstanding capital stock of the Company (or any of its subsidiaries). Options shall become exercisable at such times and in such installments as the Committee shall provide in the terms of each individual option. The maximum number of shares for which options may be granted to any individual in any fiscal year is 210,000.

                  The Stock Option Plan also contains an automatic option grant program for the non-employee directors. Each non-employee director of the Company is automatically granted an option for 10,000 shares of Common Stock. Thereafter, each person who is a non-employee director of the Company following an annual meeting of the shareholders will be automatically granted an option for an additional 10,000 shares of Common Stock. Each grant will have an exercise price per share equal to the fair market value of the Common Stock on the grant date, will be immediately exercisable and will have a term of five years measured from the grant date, subject to earlier termination if an optionee's service as a Board member is terminated for cause.

                  As of the Record Date, the Company has granted options to purchase 265,000 shares of Common Stock under the Stock Option Plan, 35,000 of which have been exercised.

Non-Plan Stock Options

         The Company has granted non-plan stock options to purchase 700,000 shares of Common Stock, of which 200,000 were granted at an exercise price of $5.00 per share and 500,000 were granted at an exercise price of $4.75 per share.

Performance Graph

                  The following graph compares the cumulative return to holders of the Common Stock for the period commencing January 24, 1996 and ending June 30, 1998 with the Nasdaq Index and the Standard & Poor's Conglomerate Index as a peer group index for the same period. The comparison assumes $100 was invested on January 24, 1996 in the Common Stock and in each of the comparison groups. The Company has paid no dividends to shareholders to date.



                                [GRAPHIC OMITTED]

                         COMPENSATION COMMITTEE'S REPORT
                        CONCERNING EXECUTIVE COMPENSATION

Overview

                  Compensation determinations have been made by the Compensation Committee, except as otherwise reflected in the Company's records. The Company seeks to provide executive compensation that will support the achievement of the Company's financial goals while attracting and retaining talented executives and rewarding superior performance. In performing this function, the Compensation Committee reviews executive compensation surveys and other available information and may from time to time consult with independent compensation consultants. During fiscal year ended June 30, 1998, the Compensation Committee consisted of Michael Levy and Charles Goodwin.

                  The Company seeks to provide an overall level of compensation to the Company's executives that is competitive within the Company's industry and other companies of comparable size and complexity. Compensation in any particular case may vary from any industry average on the basis of annual and long-term Company performance as well as individual performance. The Compensation Committee exercises its discretion to set compensation where in its judgment external, internal or individual circumstances warrant it.

                  In general, the Company compensates its executive officers through a combination of base salary, annual incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock options. In addition, executive officers participate in benefit plans, including medical, dental and retirement plans, that are available generally to the Company's employees.

                  The duties of the Compensation Committee include the granting of stock options under the 1995 Stock Option Plan to executive employees of the Company. The Compensation Committee determines the number of shares granted to individuals, as well as, among other things, the exercise price and vesting periods of such options, taking into account each individual's level of responsibility, compensation level, contribution to the Company's performance, future goals and the performance expected of him or her.

Executive Officer Compensation

                  FSAM has entered into an Employment Agreement with Clive Kabatznik, which agreement is currently in effect and expires in October 2000. See "Executive Compensation--Employment Agreements." FSAM also entered into a consulting agreement with Michael Levy, pursuant to which he served as a consultant to FSAM. The term of the agreement was for a period of three years until January 31, 1999. FSAM is continuing to pay such sum on a monthly basis, in return for Mr. Levy's consulting services. See "Executive Compensation-- Employment Agreements." FSAH has entered into an Employment Agreement with Cornelius J. Roodt which agreement is currently in effect and expires in June 2001. See "Executive Compensation--Employment Agreements." The base salary, bonuses, benefits and conditions of these contracts were determined through a review of previous employment terms for these individuals as well as a review of the recent trends in the Company's revenues and profits. The Company believes that the base salary levels currently in effect are competitive to salary levels in similarly situated companies. In addition, the Compensation Committee at the time decided to link such employees compensation directly to the Company's earnings before interest and taxes.

                  In the second quarter of fiscal year ended June 30, 1998, Clive Kabatznik and Cornelius J. Roodt were each granted, under the terms of the 1995 Stock Option Plan, options to purchase 5,000 shares of Common Stock. Such options were immediately exercisable on the date of grant. See "Executive Compensation--Summary Compensation Table." The Compensation Committee feels that options and other stock-based performance compensation arrangements are an effective incentive for managers to create value for stockholders since the value of an option bears a direct relationship to the Company's stock price.

                  The  Compensation  Committee  believes that linking  executive
compensation  to  corporate   performance  results  in  a  better  alignment  of
compensation with corporate goals and shareholder interests. As performance goals are met or exceeded, resulting in increased value to shareholders, executives are rewarded commensurately. The Compensation Committee believes that compensation levels during fiscal year ended June 30, 1998 adequately reflect the Company's compensation goals and policies.


                                                   Respectfully submitted,

                                                   Michael Levy
                                                   Charles Goodwin

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FSAM Management Agreement

                  The Company and FSAM have entered into a Management Agreement the (the "FSAM Management Agreement") pursuant to which FSAM will provide certain management and administrative services to the Company for an annual fee of $48,000 and reimbursement of FSAM's costs, other than out-of-pocket expenses, at an amount equal to cost plus 10% (including the costs of employees) incurred in providing such management and administrative services to the Company. The costs of such services that may be requested from time to time by the Company pursuant to the FSAM Management Agreement are at a rate that could reasonably be expected to be charged by an unaffiliated third party. The services to be provided by FSAM to the Company under the FSAM Management Agreement include general business management and administrative services, shareholder relation services, financial services and accounting services. The FSAM Management Agreement will expire on December 31, 2005, unless sooner terminated on 90 days advance notice by either party. For the fiscal year ended June 30, 1998, the Company paid FSAM a total sum of $48,000 pursuant to the terms of the FSAM Management Agreement.

FSAH Escrow Agreement

                  The Company entered into an escrow agreement (the "FSAH Escrow Agreement") by and among itself, certain holders of FSAH Class B Stock, the FSAH Escrow Agent and FSAH in January, 1996, prior to the closing of the Company's Initial Public Offering ("IPO"). The FSAH Escrow Agreement provided for the concurrent issuance and delivery by the Company of 729,979 shares of Class B Common Stock to the FSAH Escrow Agent. The amount of shares of Class B Common Stock held by the FSAH Escrow Agent was reduced by 563,527 shares, which shares were converted to Common Stock and issued to the underlying holders of FSAH Class B Stock, and the voting proxy on these shares was transferred by Michael Levy to the FSAH Escrow Agent. The FSAH Escrow Agreement is intended to provide security for certain holders of FSAH Class B Stock, who are residents of South Africa and are prohibited by South African law from holding shares in a foreign company. The FSAH Escrow Agreement provides that the parties to such agreement that are holders of FSAH Class B Stock will not sell such shares of stock except as provided in such agreement. Specifically, the FSAH Escrow Agreement provides that the FSAH Class B Stock may be tendered to the FSAH Escrow Agent against payment by the FSAH Escrow Agent, which payment may consist of the proceeds obtained from the sale by the FSAH Escrow Agent of an equal number of shares of Class B Common Stock, provided that the proceeds of such sale shall be delivered to the holder in exchange for his or her shares of FSAH Class B Stock. Upon the sale by the FSAH Escrow Agent of any shares of Class B Common Stock pursuant to the FSAH Escrow Agreement, the FSAH Escrow Agent will deliver to the Company the equivalent number of shares of FSAH Class B Stock tendered in connection therewith. Such shares of FSAH Class B Stock will then automatically convert into shares of FSAH Class A Stock and will be held by the Company together with the other shares of FSAH Class A Stock owned by the Company. The Company has granted certain piggyback registration rights to the FSAH Escrow Agent on behalf of the holders of the shares of FSAH Class B Stock held pursuant to the FSAH Escrow Agreement. Such shares of Class B Common Stock will be automatically converted to Common Stock of the Company upon the sale of such shares by the FSAH Escrow Agent pursuant to the terms of the FSAH Escrow Agreement. Such shares of Class B Common Stock will be controlled by the terms of the FSAH Escrow Agreement. Michael Levy has paid the purchase price of $.01 per share for each of the shares of Class B Common Stock held pursuant to the FSAH Escrow Agreement and the FSAH Escrow Agent has granted to Michael Levy an irrevocable proxy to vote each of such shares of Class B Common Stock prior to the sale or forfeiture of such shares, as the case may be. The Company owns 25,000,000 shares of FSAH Class A Stock, or approximately 99% of the total outstanding shares of FSAH, and the remaining shares are held by the following persons in the amounts set forth below:

                                                      FSAH Class B Stock

Global Capital                                            50,000 shares
Bruce Thomas                                              80,000 shares
Michael Levy                                              36,452 shares
                                                         --------------
                           Total:                        166,452 shares
                                                         ==============

FSAC Escrow Agreements

                  Since the consummation of the Company's IPO in January 1996, the Company has entered into a number of escrow agreements (the "FSAC Escrow Agreements") which are comprised of a number of additional agreements with the FSAH Escrow Agent, FSAH and certain principal shareholders of the Company's subsidiaries which were acquired by the Company since January 1996. The terms of the FSAC Escrow Agreements are substantially similar to the terms of the FSAH Escrow Agreement, except that only the FSAH Escrow Agreement provided for the issuance of shares of Class B Common Stock to the FSAH Escrow Agent while each of the FSAC Escrow Agreements provided for the issuance of shares of Common Stock to the FSAH Escrow Agent. A number of issuances were retired by the Company in exchange for cash, and the following issuances of FSAH Class B Stock by FSAH, which correspond to an identical number of shares of Common Stock issued by the Company and held by the FSAH Escrow Agent, are outstanding:

ADDITIONAL SHARES ISSUED IN CONNECTION WITH GULL FOODS ACQUISITION(1)

Trek Biltong                                                       75,580 shares

ADDITIONAL SHARES ISSUED IN CONNECTION WITH THE ACQUISITION OF FIRST STRUT (PTY) LTD.(2)

The Coch Family Trust                                              19,230 shares

ADDITIONAL SHARES ISSUED IN CONNECTION WITH PACFORCE (PTY) LTD. ACQUISITION (3)

Michael Risely                                                     30,737 shares
Garth Remington                                                    30,737 shares
Stanley Watson                                                      6,832 shares
--------------------

(1) The Company has issued an additional 75,580 shares of Common Stock to the FSAH Escrow Agent pursuant to the terms of a certain FSAC Escrow Agreement by and among the Company, the FSAH Escrow Agent and Mr. Biltong in connection with the Gull acquisition.

(2) The Company has issued an additional 19,230 shares of Common Stock to the FSAH Escrow Agent pursuant to the terms of a certain FSAC Escrow Agreement by and among the Company, the FSAH Escrow Agent, The Coch Family Trust and Michael Levy in connection with the First Strut acquisition.

(3) The Company has issued an additional 68,306 shares of Common Stock to the FSAH Escrow Agent pursuant to the terms of a certain FSAC Escrow Agreement by and among the Company, the FSAH Escrow Agent and each of Mr. Risely, Mr. Remington and Mr. Watson in connection with the Pacforce (Pty) Ltd. acquisition.

                  The rights and preferences accruing to holders of FSAH Class A Stock and holders of FSAH Class B Stock are substantially identical except that
(i) FSAH is required to pay dividends to holders of FSAH

Class B Stock equivalent, on a pro rata basis, to the dividends paid by the Company to holders of its Common Stock, (ii) payment of the above dividends on FSAH Class B Stock must be made no later than three business days subsequent to payment of dividends by the Company on its Common Stock, (iii) accrued dividends on FSAH Class B Stock must be paid prior to payment of any declared dividends on FSAH Class A Stock, and (iv) any shares of FSAH Class B Stock acquired by the Company will automatically be converted to shares of FSAH Class A Stock upon such acquisition.

Section 16(a) Beneficial Ownership Reporting Compliance

                  Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file initial reports of ownership and reports of changes of ownership with the Securities and Exchange Commission and furnish copies of those reports to the Company. Based solely on a review of the copies of the reports furnished to the Company to date, or written representations that no reports were required, the Company believes that all reports required to be filed by such persons with respect to the Company's fiscal year ended June 30, 1998 were timely made, except for the Statement of Changes in Beneficial Ownership (Form 4) filed by Messrs. Levy, Kabatznik and Roodt.

                                       PROPOSAL 2
                   TO CHANGE THE COMPANY NAME FROM FIRST SOUTH AFRICA
                      CORP., LTD. TO LEISUREPLANET HOLDINGS, LTD.
--------------------------------------------------------------------------------

                  The Board of Directors of the Company has approved a change in the Company name from First South Africa Corp., Ltd. to Leisureplanet Holdings, Ltd. The Company's Board of Directors has also authorized the officers of the Company to file, if stockholder approval of this Proposal 2 is obtained, a certified copy of the resolution of the Company's stockholders with the Registrar of Bermuda, at which time the change of name will be effective.


Reasons for Name Change/Effect of Name Change

                  The Company has determined to change its name to reflect the growth of the Company from one invested primarily in South Africa to one now marketing its leisure and lifestyle products to a global market, particularly with the acquisition of the Leisure Planet business in February 1999. Leisure Planet, an Internet travel agency, is the Company's first investment outside of South Africa and the Company's first investment in an Internet company.


                  The change of name will not affect in any way the validity or transferability of stock certificates outstanding, the capital structure of the Company or the listing of the Common Stock on the Nasdaq National Market. After the change of name, the Common Stock will be traded on the Nasdaq National Market under the Symbol "LPHL." If stockholder approval of Proposal 2 is obtained, stockholders with certificated shares may continue to hold their existing certificates or receive new certificates reflecting the name change upon tendering of their old certificates to the Company's transfer agent.


         The Board of Directors recommends that stockholders vote FOR this Proposal.

                                       PROPOSAL 3
                     APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------

                  The firm of PricewaterhouseCoopers Inc audited the financial statements of the Company for the fiscal year ended June 30, 1998. The Board of Directors has, subject to ratification by the Company's stockholders, appointed that firm to act as its independent public accountants for the fiscal year ending June 30, 1999. Accordingly, management will present to the Meeting a resolution ratifying the appointment of PricewaterhouseCoopers Inc as the Company's independent public accountants for the fiscal year ending June 30, 1999. A representative of PricewaterhouseCoopers Inc is not expected to be present at the Meeting.

         The Board of Directors recommends that stockholders vote FOR this Proposal.

                               VOTING REQUIREMENTS


                  The  affirmative  vote of a  majority  of the votes  cast,  in person or by proxy, at the Meeting will be required to elect each director (Proposal 1), to approve the change of the name of the Company to Leisureplanet Holdings, Ltd. (Proposal 2), and to ratify the appointment of PricewaterhouseCoopers Inc as the Company's independent public accountants for the Company's fiscal year ending June 30, 1999 (Proposal 3). Abstentions, broker non-votes and votes not otherwise cast at the Meeting will not be counted for the purpose of determining the outcome of the vote on Proposals 1, 2 and 3.


         The Board of Directors has unanimously recommended a vote in favor of each nominee named in the Proxy and FOR Proposals 2 and 3.

                                  MISCELLANEOUS

Stockholder Proposals

                  Any stockholder proposal intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company not later than July 15, 1999 for inclusion in the Company's proxy statement and form of proxy for that meeting.

Solicitation of Proxies

                  The cost of preparing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement and Proxies is to be borne by the Company. The Company will also reimburse brokers who are holders of record of Common Stock for their expenses in forwarding Proxies and Proxy soliciting material to the beneficial owners of such shares. In addition to the use of the mails, Proxies may be solicited without extra compensation by directors, officers and employees of the Company by telephone, telecopy, telegraph or personal interview.

Other Matters

                  Management does not intend to bring before the Meeting for action any matters other than those specifically referred to above and is not aware of any other matters which are proposed to be presented by others. If any other matters or motions should properly come before the Meeting, the persons named in the Proxy intend to vote thereon in accordance with their judgment on such matters or motions, including any matters or motions dealing with the conduct of the Meeting.

                  The 1998 Annual Report of the Company, including financial statements and report thereon of PricewaterhouseCoopers Inc, accompanies this Proxy Statement but is not incorporated in and is not to be deemed a part of this Proxy Statement.

Proxies

                  All stockholders are urged to fill in their choices with respect to the matters to be voted upon, sign and promptly return the enclosed form of Proxy.


                                    By Order of the Board of Directors,


                                    Dawna Ferguson
                                    Secretary


April 1, 1999

PROXY                                                                     PROXY
                            FIRST SOUTH AFRICA CORP., LTD.

              Proxy for Annual Meeting of Stockholders - April 29, 1999
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints, as proxies for the undersigned, CLIVE KABATZNIK and DAWNA FERGUSON, or either of them, with full power of substitution, to vote all shares of the capital stock of First South Africa Corp., Ltd. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Thursday, April 29, 1999, at 11:00 a.m., Eastern Daylight Savings Time, at the offices of Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, 18th floor, New York, New York, receipt of Notice of which meeting and the Proxy Statement accompanying the same being hereby acknowledged by the undersigned, and at any adjournment or postponement thereof, upon the matters described in the Notice of Meeting and Proxy Statement and upon such other business as may properly come before the meeting or any adjournment or postponement thereof, hereby revoking any proxies heretofore given.

         EACH PROPERLY EXECUTED PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE HEREOF. WHERE NO DIRECTION TO VOTE ON A SPECIFIC MATTER IS GIVEN, THE PROXIES WILL BE DEEMED AUTHORIZED TO VOTE FOR EACH LISTED NOMINEE TO SERVE AS A DIRECTOR AND FOR PROPOSALS 2 AND 3.


               PLEASE SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.
                  (Continued and to be signed on reverse side)

                         FIRST SOUTH AFRICA CORP., LTD.

               A VOTE FOR EACH NOMINEE AND FOR PROPOSALS 2 AND 3
                    IS RECOMMENDED BY THE BOARD OF DIRECTORS.


1.   ELECTION OF DIRECTORS -                            For  Withhold    For All
     Nominees:     Michael Levy, Clive Kabatznik,       All     All      Except
                   Cornelius J. Roodt and George R.     |_|     |_|        |_|
                   Garrick

     (Except Nominee(s) written above)


                                                        FOR   AGAINST    ABSTAIN
2.   To change the corporate name of the Company to     |_|     |_|        |_|
     Leisureplanet Holdings, Ltd.


3.   To ratify the selection of PricewaterhouseCoopers  |_|     |_|        |_|
     Inc as independent public accountants for the Company.


                                                        Dated ____________, 1999

                                        Signature(s) ---------------------------

                                        ----------------------------------------
                                        NOTE:  Please  sign  your  name or names
                                        exactly as set forth hereon.  If signing
                                        as  attorney,  executor,  administrator,
                                        trustee or guardian, please indicate the
                                        capacity   in  which  you  are   acting.
                                        Proxies executed by corporations should be signed by a duly authorized officer and should bear the corporate seal.


--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o
                             YOUR VOTE IS IMPORTANT.
 PLEASE SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.